Exhibit 99.1

Scheme Implementation Deed

The Valspar Corporation

Wattyl Limited

Allens Arthur Robinson
Level 28
Deutsche Bank Place
Corner Hunter and Phillip Streets
Sydney NSW 2000
Tel +61 2 9230 4000
Fax +61 2 9230 5333
www.aar.com.au

© Copyright Allens Arthur Robinson, Australia 2010

Scheme Implementation Deed

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Scheme Implementation Deed

Date	28 June 2010

Parties

1.	The Valspar Corporation, incorporated in Delaware, of 901 3rd Avenue South, Minneapolis, Minnesota 55402, United States of America (Valspar); and

2.	Wattyl Limited (ABN 46 008 412 173), registered in the Australian Capital Territory, of Level 4, 2 Burbank Place, Norwest Business Park, Baulkam Hills NSW 2153, Australia (Wattyl).

Recitals

A	The parties have agreed that Valspar Sub will acquire Wattyl by means of a scheme of arrangement under Part 5.1 of the Corporations Act between Wattyl and its shareholders.

B	Wattyl has agreed to propose and implement, and Valspar has agreed to assist Wattyl to propose and implement, the scheme of arrangement on the terms of this deed.

It is agreed as follows.

1.	Definitions and Interpretation

1.1	Definitions

The following definitions apply unless the context requires otherwise.

Adviser means, in relation to an entity, a person who in the ordinary course of its business provides services as a financier, financial adviser, corporate adviser, legal adviser, or technical or other expert adviser or consultant and who has been engaged in that capacity in connection with the Transaction by the entity.

AIFRS means the International Financial Reporting Standards as adopted in Australia.

ASIC means the Australian Securities and Investments Commission.

ASX means ASX Limited (ABN 98 008 624 691) or, as the context requires, the financial market known as the Australian Securities Exchange operated by it.

Accounts means:

(a)

the audited individual and consolidated accounts (including the financial statements, notes forming part of or intended to be read with the financial statements, directors’ report and declaration, and auditor’s report) of Wattyl at and for the year ended 30 June 2009; and

(b)

the reviewed consolidated accounts (including financial statements, notes forming part of or intended to be read with the financial statements, directors’ report and declaration, and auditor’s review report) of Wattyl at and for the half year ended 31 December 2009.

Break Fee means $1,415,000.

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Business Day means a business day as defined in the Listing Rules.

Claim means, in relation to a person, a demand, claim, action or proceeding made or brought by or against the person, however arising and whether present, unascertained, immediate, future or contingent.

Competing Proposal means any proposed transaction or arrangement (including any takeover bid, scheme of arrangement, share or asset sale, capital reduction or buy back, joint venture or dual listed company structure) under which a Third Party will or may, subject to satisfaction of conditions:

(a) acquire control (as defined in section 50AA of the Corporations Act) of Wattyl;

(b) comes to have voting power in Wattyl of 20% or more;

(c)

acquire (whether directly or indirectly) or become the holder of, or otherwise acquire, have a right to acquire or have an economic interest in all or a material part of the assets or business of the Wattyl Group, other than in the ordinary course of the business of the Wattyl Group;

(d) otherwise acquire or merge with Wattyl; or

(e) enter into any agreement or understanding requiring Wattyl to abandon, or otherwise fail to proceed with, the Transaction, other than in the ordinary course of the business of the Wattyl Group.

Constitution Amendment Resolution means a special resolution to approve the amendment of Wattyl’s constitution by deleting rule 4.1, subject to the Scheme becoming Effective and with effect from the Effective Date.

Corporations Act means the Corporations Act 2001 (Cth).

Court means the Federal Court of Australia or such other court of competent jurisdiction under the Corporations Act agreed in writing between Valspar and Wattyl.

Deed Poll means the deed poll referred to in clause 5.2(f).

Disclosure Information means the information referred to in the schedule to the Disclosure Letter.

Disclosure Letter means the letter so entitled provided by Wattyl to Valspar prior to entry into this deed and countersigned by Valspar.

Effective means the coming into effect under section 411(10) of the Corporations Act of the order of the Court made under section 411(4)(b) of the Corporations Act in relation to the Scheme.

Effective Date means the date on which the Scheme becomes Effective.

Employees Share Scheme Amendment Resolution means an ordinary resolution to approve for all purposes the amendment by the Wattyl Board of the terms of the Wattyl Employees Share Scheme to remove, subject to the Scheme becoming Effective and with effect from the Record Date, the restriction on transfer of Wattyl partly paid shares issued under that share scheme.

End Date means 20 December 2010.

Excluded Shareholder means any Wattyl Shareholder who is a member of the Valspar Group or any other Wattyl Shareholder to the extent it holds a Wattyl Share on behalf of, or for the benefit of, any member of the Valspar Group.

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Exclusivity Period means the period from and including the date of this deed to the earlier of:

(a)	the termination of this deed; and

(b)	the End Date.

FATA means the Foreign Acquisitions and Takeovers Act 1975 (Cth).

Finance Debt means indebtedness (whether actual or contingent) in respect of money borrowed or raised or other financial accommodation. It includes indebtedness under or in respect of:

(a)	a guarantee of Finance Debt or a guarantee given to a financier;

(b)	a finance lease;

(c)	a swap, option, hedge, forward, futures or similar transaction;

(d)	an acceptance, endorsement or discounting arrangement;

(e)	a redeemable share or redeemable stock; or

(f)	the deferred purchase price (for more than 90 days) of an asset or service,

or an obligation to deliver assets or services paid for in advance by a financier or otherwise relating to a financing transaction.

Government Agency means any foreign or Australian government or any governmental, semi-governmental or judicial entity or authority. It also includes any self-regulatory organisation established under statute or any securities exchange.

Implementation Date means the second Business Day after the Scheme Record Date or such other date agreed to in writing between Valspar and Wattyl.

Independent Expert means the independent expert in respect of the Scheme appointed by Wattyl.

Insolvency Event means, in the case of any entity:

(a)	it ceases, suspends, or threatens to cease or suspend the conduct of all or a substantial part of its business or disposes of or threatens to dispose of all or a substantial part of its assets;

(b)	it stops or suspends or threatens to stop or suspend payment of all or a class of its debts;

(c)	it is, or under legislation is presumed or taken to be, insolvent (other than as the result of a failure to pay a debt or Claim the subject of a good faith dispute);

(d)	it has an administrator, controller or similar officer appointed, or any step preliminary to the appointment of such an officer is taken;

(e)	an application or an order is made, proceedings are commenced, a resolution is passed or proposed in a notice of meeting, an application to a court or other steps are taken for:

(i) its winding up, dissolution or administration; or

(ii) it entering into an arrangement, compromise or composition with or assignment for the benefit of its creditors or a class of them,

(other than frivolous or vexatious applications, orders, proceedings, notices or steps);

(f)	(i) a receiver, receiver and manager, administrative receiver or similar officer is appointed to;

(ii) a security interest becomes enforceable or is enforced over; or

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(iii) a distress, attachment or other execution is levied or enforced or applied for over,

all or a substantial part of its assets; or

(g)	anything analogous to anything referred to in the above paragraphs, or which has substantially similar effect, occurs with respect to it, including under any foreign law.

Liabilities means debts, obligations, liabilities, losses, expenses, costs and damages of any kind and however arising, including penalties, fines, and interest and including those which are prospective or contingent and those the amount of which for the time being is not ascertained or ascertainable.

Listing Rules means the official listing rules of ASX.

Regulatory Approvals mean the approvals referred to in clauses 3.1(a) and (b).

Representative means, in relation to a person:

(a)	a related body corporate of the person;

(b)	an officer of the person or any of the person’s related bodies corporate; or

(c)	an Adviser to the person or any of the person’s related bodies corporate.

Scheme means the scheme of arrangement under Part 5.1 of the Corporations Act between Wattyl and the Scheme Shareholders in the form of annexure A (or such other form as may be agreed between Wattyl, Valspar and Valspar Sub).

Scheme Booklet means the information described in clause 5.1(a) to be approved by the Court and despatched to Wattyl Shareholders (other than Excluded Shareholders) and which must include the Scheme, an explanatory statement complying with the requirements of the Corporations Act, the Independent Expert’s report, notice of the Scheme Meeting and proxy form for the Scheme Meeting.

Scheme Consideration means;

(a)	for a Scheme Share which, at the Scheme Record Date, is a Wattyl fully paid ordinary share - $1.67 cash per share; and

(b)	for a Scheme Share which, at the Scheme Record Date, is a Wattyl partly paid ordinary share issued under the Wattyl Employees Share Scheme - $0.37 cash per share.

Scheme Meeting means:

(a)	the meeting of Wattyl Shareholders (other than Excluded Shareholders) ordered by the Court to be convened under section 411(1) of the Corporations Act; and

(b)

where the context requires, the meeting of Wattyl Shareholders referred to in clause 3.1(c)(ii), which is to be held immediately following the meeting referred to in paragraph (a) above to consider and, if thought fit, pass the Constitution Amendment Resolution and the Employees Share Scheme Amendment Resolution.

Scheme Record Date means 7pm on the fifth Business Day after the Effective Date or such other date agreed to in writing between Valspar and Wattyl.

Scheme Share means a Wattyl Share held by a Scheme Shareholder.

Scheme Shareholders means Wattyl Shareholders (other than Excluded Shareholders) at the Scheme Record Date.

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Second Court Date means the first day on which an application made to the Court for an order under section 411(4)(b) of the Corporations Act approving the Scheme is heard or, if the application is adjourned or subject to appeal for any reason, the day on which the adjourned application is heard.

Superior Proposal means a bona fide Competing Proposal that the Wattyl Board determines, acting in good faith and in order to satisfy what the Wattyl Board considers to be its fiduciary or statutory duties (and after having taken written advice from its external financial and legal advisers):

(a) is reasonably capable of being valued and implemented, taking into account all aspects of the Competing Proposal, including its conditions precedent; and

(b) would, if completed substantially in accordance with its terms, be more favourable to Wattyl Shareholders than the Scheme, taking into account all the terms and conditions of the Competing Proposal, after taking into account a qualitative assessment of the identity, reputation and financial standing of the party making the Competing Proposal.

Third Party means a person other than a Valspar Indemnified Party and their associates.

Timetable means the indicative timetable for the implementation of the Transaction set out in annexure C.

Transaction means the acquisition of Wattyl by Valspar Sub through implementation of the Scheme in accordance with the terms of this deed (including any acquisition or cancellation of the Wattyl Performance Rights).

Valspar Group means Valspar and each of its subsidiaries (excluding, at any time, Wattyl and its subsidiaries to the extent that Wattyl and its subsidiaries are subsidiaries of Valspar at that time). A reference to a member of the Valspar Group is a reference to Valspar or any such subsidiary.

Valspar Indemnified Parties means the members of the Valspar Group and their respective officers, employees and Advisers.

Valspar Information means information about the Valspar Group provided or approved by Valspar or any of its Advisers to Wattyl in writing for inclusion in the Scheme Booklet.

Valspar Representations and Warranties means the representations and warranties of Valspar set out in schedule 1.

Valspar Sub means a direct or indirect wholly owned subsidiary of Valspar, nominated in writing by Valspar to Wattyl.

Wattyl Board means the board of directors of Wattyl.

Wattyl Group means Wattyl and each of its subsidiaries. A reference to a member of the Wattyl Group is a reference to Wattyl or any such subsidiary.

Wattyl Indemnified Parties means the members of the Wattyl Group and their respective officers, employees and Advisers.

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Wattyl Material Adverse Change means one or more changes, events, occurrences or matters occurs which (whether individually or when aggregated with all such changes, events, occurrences or matters of a like kind) has had or is reasonably likely to have:

(a)	a material adverse effect on the business, assets, liabilities, financial or trading position, profitability or prospects of the Wattyl Group, taken as a whole; or

(b)	(without limitation to paragraph (a)) the effect of a diminution in the:

(i)

consolidated net assets of the Wattyl Group (calculated on the basis of AIFRS as at the date of this deed), of at least $12,500,000 compared to the consolidated net assets of the Wattyl Group as at 31 December 2009; or

(ii)

consolidated earnings before interest and tax excluding significant non-cash items (calculated on the basis of AIFRS as at the date of this deed), in any financial year of Wattyl after the one ended 30 June 2009, taken as a whole, of at least $2,000,000, other than:

(c)

a material wholesaler or retailer of Wattyl Group products terminating or materially reducing the supply arrangements for those products as a direct or indirect consequence of Wattyl entering into this deed;

(d)	a change, event, occurrence or matter required to be done by Wattyl under this deed or the Scheme;

(e)	changes in business conditions affecting the Australian paint industry generally;

(f)	a change, event, occurrence or matter which Wattyl has fairly disclosed in an announcement made to ASX prior to entry into this deed, the Disclosure Letter or the Disclosure Information; or

(g)	to the extent it is as a consequence of losses covered by insurance which Wattyl’s insurers have agreed to pay.

Wattyl Performance Right means a performance right issued under the Wattyl Executive Stock Ownership Plan.

Wattyl Prescribed Occurrence means, other than as required under this deed to be done by Wattyl or approved by Valspar, any of the occurrences set out in schedule 3, provided that any occurrence fairly disclosed in the Disclosure Letter or the Disclosure Information will not be a Wattyl Prescribed Occurrence.

Wattyl Registry means Computershare Investor Services Pty Limited (ABN 48 078 279 277) or any replacement provider of share registry services to Wattyl.

Wattyl Representations and Warranties mean the representations and warranties of Wattyl set out in schedule 2.

Wattyl Share means:

(a)	a fully paid ordinary share in Wattyl; or

(b)	a partly paid ordinary share in Wattyl issued under the Wattyl Employees Share Scheme.

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Wattyl Shareholders means each person who is registered as the holder of Wattyl Shares from time to time.

Wattyl Share Register means the register of members of Wattyl maintained in accordance with the Corporations Act.

1.2	Interpretation

Headings are for convenience only and do not affect interpretation. The following rules apply unless the context requires otherwise.

	(a)	The singular includes the plural, and the converse also applies.

	(b)	A gender includes all genders.

	(c)	If a word or phrase is defined, its other grammatical forms have a corresponding meaning.

	(d)	A reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of them.

	(e)	A reference to a clause, schedule or annexure is a reference to a clause of, or schedule or annexure to, this deed.

(f)

A reference to an agreement or document (including a reference to this deed) is to the agreement or document as amended, supplemented, novated or replaced, except to the extent prohibited by this deed or that other agreement or document, and includes the recitals, schedules and annexures to that agreement or document.

(g)

A reference to a party to this deed or another agreement or document includes the party’s successors, permitted substitutes and permitted assigns (and, where applicable, the party’s legal personal representatives).

(h)

A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.

	(i)	A reference to conduct includes an omission, statement or undertaking, whether or not in writing.

(j)

A reference to an agreement includes any undertaking, deed, agreement and legally enforceable arrangement, whether or not in writing, and a reference to a document includes an agreement (as so defined) in writing and any certificate, notice, instrument and document of any kind.

	(k)	A reference to dollars and $ is to Australian currency.

	(l)	All references to time are to Sydney, Australia time.

	(m)	Mentioning anything after includes, including, for example, or similar expressions, does not limit what else might be included.

	(n)	Nothing in this deed is to be interpreted against a party solely on the ground that the party put forward this deed or a relevant part of it.

	(o)	A term or expression which is defined in the Corporations Act but is not defined in this deed, has the meaning given in the Corporations Act.

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1.3	Business Day

Where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the next Business Day.

1.4	Consents or approvals

If the doing of any act, matter or thing under this deed is dependent on the consent or approval of a party or is within the discretion of a party, the consent or approval may be given or the discretion may be exercised conditionally or unconditionally or withheld by the party in its absolute discretion unless expressly provided otherwise.

1.5	Listing requirements included as law

A listing rule or business rule of a financial market will be regarded as a law, and a reference to such a rule is to be taken to be subject to any waiver or exemption granted to the compliance of those rules by a party.

1.6	Reasonable endeavours

Any provision of this deed which requires a party to use reasonable endeavours or all reasonable endeavours to procure that something is performed or occurs or does not occur does not include any obligation:

(a) on Wattyl to pay any money or to provide any financial compensation, valuable consideration or any other incentive to or for the benefit of any person other than:

(i) the fees and disbursements of its financial and legal Advisers (including legal counsel), its non-executive directors, the Independent Expert and the Wattyl Registry;

(ii) ASIC and ASX fees, including for lodgement of documents and any waiver applications;

(iii) Court filing fees and costs associated with placing advertisements concerning the Court process;

(iv) costs of typesetting, printing and despatching the Scheme Booklet and any supplementary disclosure;

(v) costs of establishing and operating any shareholder information line; and

(vi) venue hire and catering fees for the Scheme Meeting; or

(b) on either party to commence any legal action or proceeding against any person,

except where that provision expressly specifies otherwise.

1.7	Statements on the basis of knowledge

Any statement made by Wattyl on the basis of its knowledge is made on the basis that its knowledge is limited to the knowledge that Anthony Dragicevich (Managing Director), Emmanuel Zammitt (Chief Financial Officer), Martin Robb (Group Operations Manager) or Julianne Lyall-Anderson (General Counsel) has or would have if he or she:

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(a) had made all reasonable inquiries of the officers, managers, employees and other persons with responsibility for the matters to which the statement relates; and

(b) if those inquiries would have prompted a reasonable person to make further inquiries, made those further inquiries,

and that, as a result of those inquiries, he or she has no reason to doubt that the statement is true and not misleading in any respect.

2.	Agreement to Proceed with Scheme

2.1	Wattyl to propose the Scheme

Wattyl agrees to propose and implement the Scheme on and subject to the terms of this deed.

2.2	Valspar to assist and procure Valspar Sub to assist

Valspar agrees to assist Wattyl to propose and implement the Scheme, and to procure Valspar Sub to assist Wattyl to propose and implement the Scheme, on and subject to the terms of this deed.

3.	Conditions Precedent and Pre-implementation Steps

3.1	Conditions precedent

Subject to this clause 3, the Scheme will not become Effective, and the obligations of Valspar under clause 4.2 are not binding, unless each of the following conditions precedent is satisfied or waived in accordance with clauses 3.2 and 3.3:

Conditions precedent for the benefit of all parties

(a) (FIRB approval) before 8am on the Second Court Date, the Treasurer of the Commonwealth of Australia (or his delegate) either:

(i)

gives Valspar written advice, which is unconditional or subject only to conditions that are acceptable to Valspar, that the Commonwealth Government does not object under FATA or its foreign investment policy to the Transaction; or

(ii) is or, by passage of time, becomes precluded from making an order under FATA in respect of the Transaction, and remains so precluded until that time;

(b)

(OIA approval) before 8am on the Second Court Date, consent is granted under the Overseas Investment Act 2005 (NZ) to the Transaction and that consent is unconditional or subject only to conditions that are acceptable to Valspar;

(c) (Wattyl Shareholder approval) Wattyl Shareholders (other than Excluded Shareholders):

(i)

approve the Scheme by the requisite majorities under section 411(4)(a)(ii) of the Corporations Act at the meeting of Wattyl Shareholders (other than Excluded Shareholders) ordered by the Court to be convened under section 411(1); and

(ii)

approve the Constitution Amendment Resolution and the Employees Share Scheme Amendment Resolution at a meeting of Wattyl Shareholders to be held immediately following the meeting referred to in clause 3.1(c)(i);

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(d)

(No restraints) no temporary restraining order, preliminary or permanent injunction or other order issued by any Government Agency of competent jurisdiction or other legal restraint or prohibition preventing the Transaction is in effect at 8am on the Second Court Date;

	(e)	(Court approval) the Court approves the Scheme in accordance with section 411(4)(b) of the Corporations Act;

Conditions precedent for the benefit of Valspar only

(f)

(No Wattyl Material Adverse Change) no Wattyl Material Adverse Change is announced, or is otherwise discovered by Valspar (whether or not it becomes public), between the date of this deed and 8am on the Second Court Date;

	(g)	(No Wattyl Prescribed Occurrence) no Wattyl Prescribed Occurrence occurs between the date of this deed and 8am on the Second Court Date;

	(h)	(Wattyl Representations and Warranties) each Wattyl Representation and Warranty is true and correct at 8am on the Second Court Date;

(i)

(Cancellation of Wattyl Performance Rights) Wattyl and each holder of Wattyl Performance Rights entering into a cancellation deed on terms and conditions reasonably satisfactory to Valspar under which all of those Wattyl Performance Rights are cancelled or acquired by Wattyl with effect from implementation of the Scheme on the Implementation Date for a consideration equal to the Scheme Consideration for a Wattyl fully paid ordinary share;

Conditions precedent for the benefit of Wattyl only

	(j)	(Valspar Insolvency Event) Valspar does not suffer an Insolvency Event between the date of this deed and 8am on the Second Court Date; and

	(k)	(Valspar Representations and Warranties) each Valspar Representation and Warranty is true and correct at 8am on the Second Court Date.

3.2	Satisfaction

	(a)	Valspar and Wattyl must each use reasonable endeavours to procure that:

(i) the conditions precedent in clauses 3.1(a), (b), (c), (d) and (e) are satisfied; and

(ii) there is no occurrence within the control of a member of the Valspar Group or Wattyl Group (as the context requires) that would prevent any condition precedent in clause 3.1 being satisfied.

	(b)	Wattyl must ensure that no occurrence within the control of a member of the Wattyl Group takes place which would cause a Wattyl Prescribed Occurrence to occur on or before the End Date.

	(c)	Wattyl must use reasonable endeavours to procure that the conditions precedent in clauses 3.1(f), (g) (without limitation to clause 3.2(b)), (h) and (i) are satisfied.

	(d)	Valspar must use reasonable endeavours to procure that the conditions precedent in clauses 3.1(j) and (k) are satisfied.

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	(e)	Valspar and Wattyl must each:

(i) promptly notify the other if it becomes aware that any condition precedent has been satisfied; and

(ii)

promptly notify the other of any failure to satisfy a condition precedent or of any fact or circumstance that will result in a condition precedent becoming incapable of being satisfied or that may result in a condition precedent not being satisfied in accordance with its terms (having regard to the obligations of the parties under this clause).

	(f)	Without limiting this clause:

(i) Wattyl must provide Valspar with all information reasonably requested in connection with its applications for the Regulatory Approvals; and

(ii) Valspar must consult with Wattyl in relation to the submission of and progress of obtaining the Regulatory Approvals.

	(g)	Valspar and Wattyl must each:

(i)

give the Court on the Second Court Date a certificate confirming (in respect of matters within its knowledge) whether or not the conditions precedent in clause 3.1 (other than 3.1(e)) have been satisfied or waived; and

(ii) give the other a draft of its certificate by 5pm on the Business Day prior to the Second Court Date.

3.3	Waiver of conditions precedent

	(a)	The conditions precedent in clauses 3.1(a), (b), (c) and (e) cannot be waived.

	(b)	The condition precedent in clause 3.1(d) is for the benefit of Valspar and Wattyl and may only be waived by both of them in writing.

	(c)	The conditions precedent in clauses 3.1(f), (g), (h) and (i) are for the sole benefit of Valspar and may only be waived by Valspar in writing.

	(d)	The conditions precedent in clauses 3.1(j) and (k) are for the sole benefit of Wattyl and may only be waived by Wattyl in writing.

	(e)	A party entitled to waive a condition precedent may do so conditionally or unconditionally in its absolute discretion.

(f)

If a party waives the breach or non-fulfilment of a condition precedent, that waiver will not preclude it from suing the other party for any breach of this deed that resulted from the breach or non-fulfilment of the condition precedent that was waived or arising from the same event which gave rise to the breach or non-fulfilment of the condition precedent.

	(g)	Waiver of a breach or non-fulfilment in respect of a condition precedent does not constitute:

(i) a waiver of breach or non-fulfilment of any other condition precedent resulting from the same event; or

(ii) a waiver of breach or non-fulfilment of that condition precedent resulting from any other event.

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3.4	Termination on failure of condition precedent

	(a)	If:

(i) the Scheme has not become Effective by the End Date; or

(ii)

any event occurs which would, or in fact does, prevent a condition precedent being satisfied and that condition precedent is not waived by Wattyl or Valspar or both (as applicable) in accordance with clause 3.3, then either party may terminate this deed without any liability to the other party because of that termination, unless the relevant occurrence, or the failure of the satisfaction of a condition precedent, or of the Scheme becoming Effective, arises out of a breach of this deed by the party seeking to terminate this deed.

(b)

Subject to any rights or obligations arising under or pursuant to clauses that are expressed to survive termination of this deed, on termination of this deed no party will have any rights against or obligations to any other party under this deed except for those rights and obligations which accrued prior to termination.

4.	Transaction Steps

4.1	Scheme

Wattyl must propose a scheme of arrangement under which:

	(a)	all of the Scheme Shares will be transferred to Valspar Sub; and

	(b)	the Scheme Shareholders will be entitled to receive the Scheme Consideration.

4.2	Scheme Consideration

Valspar undertakes to Wattyl (in its own right and as trustee on behalf of the Scheme Shareholders) that, in consideration of the transfer to Valspar Sub of each Scheme Share under the terms of the Scheme, on the Implementation Date it will procure that Valspar Sub:

	(a)	accepts that transfer; and

	(b)	before 12 noon, pays the Scheme Consideration for each Scheme Share to Wattyl as trustee for the Scheme Shareholders for payment to Scheme Shareholders in accordance with the Scheme and the Deed Poll.

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5.	Implementation

5.1	Wattyl’s obligations

Wattyl must take all necessary steps to propose and implement the Scheme as soon as is reasonably practicable and, without limiting the foregoing, must use reasonable endeavours to ensure that each step in the Timetable is met by the date set out beside that step (and must consult with Valspar on a regular basis about its progress in that regard), including by doing any acts it is authorised and able to do on behalf of Wattyl Shareholders and each of the following.

(a)

(Preparation of Scheme Booklet) Prepare the Scheme Booklet so that it complies with all applicable laws, including the Corporations Act, ASIC Regulatory Guide 60 and the Listing Rules. The Scheme Booklet must include a statement that:

(i)

other than the Valspar Information, the Scheme Booklet has been prepared by Wattyl and is the responsibility of Wattyl, and that no Valspar Indemnified Party assumes any responsibility for the accuracy or completeness of the Scheme Booklet (other than the Valspar Information); and

(ii)

the Valspar Information has been provided by Valspar and is the responsibility of Valspar, and that no Wattyl Indemnified Party assumes any responsibility for the accuracy or completeness of the Valspar Information.

(b)

(Consultation with Valspar) Consult with Valspar as to the content and presentation of the Scheme Booklet, such consultation to include allowing Valspar a reasonable opportunity to review and make comments on successive drafts of the Scheme Booklet prior to lodgement with ASIC, and obtaining Valspar’s consent to the inclusion of the Valspar Information.

(c)

(Independent Expert) Promptly appoint the Independent Expert and provide all assistance and information reasonably requested by the Independent Expert to enable it to prepare its report for the Scheme Booklet as soon as practicable.

	(d)	(Section 411(17)(b) statement) Apply to ASIC for the production of a statement under section 411(17)(b) of the Corporations Act stating that ASIC has no objection to the Scheme.

(e)

(Court direction) Apply to the Court for orders directing Wattyl to convene the Scheme Meeting, and consult with Valspar as to the content of all relevant originating process, affidavits, submissions and draft minutes of Court orders.

	(f)	(ASIC registration) Request ASIC to register the Scheme Booklet in the form approved by the Court.

	(g)	(Despatch) Despatch the Scheme Booklet to Wattyl Shareholders in accordance with all applicable laws.

(h)

(Update Scheme Booklet) If it becomes aware of information after the despatch of the Scheme Booklet that is material for disclosure to Wattyl Shareholders in deciding whether to approve the Scheme or that is required to be disclosed to Wattyl Shareholders under any applicable law, inform Wattyl Shareholders of the information in an appropriate and timely

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manner, in accordance with applicable law, after consulting with Valspar as to the content and presentation of that information.

(i)

(Proxy reports) Cause the Wattyl Registry to report to it and Valspar on the status of proxy forms received by Wattyl Registry for the Scheme Meeting, at 10 Business Days before the Scheme Meeting, at each subsequent Business Day up to the deadline for receipt of proxy forms and at such deadline. Provide such other information as it may receive concerning the voting intentions of Wattyl Shareholders to Valspar.

(j)

(Scheme Meeting) Convene the Scheme Meeting to approve the Scheme (in accordance with any orders made by the Court), the Constitution Amendment Resolution and the Employees Share Scheme Amendment Resolution.

(k)

(Court approval) Subject to all conditions precedent in clause 3.1 (other than that in clause 3.1(e)) being satisfied or waived in accordance with this deed, apply to the Court for orders approving the Scheme, and consult with Valspar as to the content of all relevant affidavits, submissions and draft minutes of Court orders.

	(l)	(Court order) Lodge with ASIC an office copy of any Court order approving the Scheme on the day such office copy is received (or such later date as Valspar may agree in writing).

	(m)	(Implementation) If the Scheme becomes Effective:

(i) use reasonable endeavours to procure ASX to suspend trading in Wattyl Shares from the close of trading on the Effective Date;

(ii) close the Wattyl Share Register at the Record Date to determine the identity of Scheme Shareholders and their entitlements to the Scheme Consideration; and

(iii)

subject to Valspar satisfying its obligations under clause 4.2, execute proper instruments of transfer of the Scheme Shares on behalf of the Scheme Shareholders and register all transfers of Scheme Shares to Valspar Sub on the Implementation Date.

(n)

(ASX listing) Use reasonable endeavours to maintain Wattyl’s admission to the official list of ASX and the quotation of Wattyl fully paid ordinary shares on ASX up to and including the Implementation Date.

(o)

(Amendment of the Wattyl Employees Share Scheme) Ensure that the Wattyl Board passes a resolution to amend the terms of the Wattyl Employees Share Scheme to remove, subject to the Scheme becoming Effective and with effect from the Record Date, the restriction on transfer of Wattyl partly paid shares issued under that share scheme.

5.2	Valspar’s obligations

Valspar must take all necessary steps to implement the Scheme as soon as is reasonably practicable and, without limiting the foregoing, must use reasonable endeavours to ensure that each step in the Timetable is met by the date set out beside that step (and must consult with Wattyl on a regular basis about its progress in that regard), including by doing each of the following.

(a)

(Valspar Information) Prepare and provide to Wattyl the Valspar Information for inclusion in the Scheme Booklet to comply with all applicable laws, including the Corporations Act, ASIC Regulatory Guide 60 and the Listing Rules relevant to the Valspar

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Information and consult with Wattyl as to the content and presentation of the Valspar Information in the Scheme Booklet, such consultation to include allowing Wattyl a reasonable opportunity to review and make comments on successive drafts of the Valspar Information prior to lodgement of the Scheme Booklet with ASIC.

(b)	(Assist Independent Expert) Provide all assistance and information reasonably requested by the Independent Expert to enable it to prepare its report for the Scheme Booklet as soon as practicable.

(c)	(Review drafts of Scheme Booklet) As soon as practicable after delivery, review drafts of the Scheme Booklet prepared by Wattyl and provide any comments on those drafts.

(d)	(Confirmation of Valspar Information) Before the Scheme Booklet is provided to ASIC pursuant to section 411(2) of the Corporations Act, either:

(i)

confirm in writing to Wattyl that the Valspar Information in the form and context in which it appears in the Scheme Booklet is not misleading or deceptive in any material respect and does not contain any material omission; or

(ii)

provide to Wattyl the changes required to ensure that the Valspar Information in the form and context in which it appears in the Scheme Booklet is not misleading or deceptive in any material respect and does not contain any material omission.

(e)	(Update Valspar Information) If at anytime after the despatch of the Scheme Booklet, Valspar becomes aware:

(i) of new information which, were it known at the time of despatch, should have been included in any Valspar Information provided previously to Wattyl; or

(ii) that any part of the Valspar Information provided previously to Wattyl is misleading or deceptive in any material respect (whether by omission or otherwise),

it must advise Wattyl so that Wattyl can determine whether supplementary disclosure to Wattyl Shareholders is required.

(f)

(Deed Poll) Prior to the first Court hearing referred to in clause 5.1(e), enter into and procure Valspar Sub to enter into a deed poll in favour of the Scheme Shareholders in the form of annexure B and deliver it to Wattyl.

(g)

(Court representation) Procure that it is represented by counsel at the Court hearings referred to in clauses 5.1(e) and (k), at which, through its counsel or solicitors, Valspar will undertake (if requested by the Court) to do all such things and take all such steps within its power as may be reasonably necessary in order to ensure the fulfilment of its obligations under this deed and the Scheme.

(h)	(Scheme Consideration) If the Scheme becomes Effective, procure Valspar Sub to pay the Scheme Consideration in the manner and amount contemplated by clause 4.2 on the Implementation Date.

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5.3	Conduct of business/transition plan

(a)	From the date of this deed up until and including the Implementation Date, Wattyl must ensure that it and the other members of the Wattyl Group:

	(i)	conduct their businesses in the ordinary and proper course;

	(ii)	make all reasonable efforts to:

		(A)	keep available the services of their officers and employees; and

		(B)	preserve their relationships with Government Agencies, customers, suppliers, landlords, trade unions, licensors, licensees and others with whom they have business dealings;

	(iii)	not enter any lines of business or other activities in which members of the Wattyl Group are not engaged at the date of this deed;

	(iv)	respond to any reasonable request from Valspar for information concerning the Wattyl Group and its business and operations; and

(v)

provide Valspar and its Representatives reasonable access to officers and employees, offices and other facilities, and books and records of members of the Wattyl Group, and otherwise provide reasonable co-operation to Valspar and its Representatives, for the purpose of doing all things necessary or desirable under this deed or in connection with the Transaction, any financing undertaken by Valspar in connection with the Transaction and any plans for the integration of the Wattyl Group into the Valspar Group following the Implementation Date.

(b)	Wattyl must consult with Valspar in good faith:

	(i)	immediately after executing this deed to discuss and agree a transition and integration plan; and

(ii)

from the date of this deed up until and including the Implementation Date, in relation to the conduct of material aspects of the Wattyl Group’s businesses and operations and consider in good faith Valspar’s views in relation to the same.

(c)

In determining what constitutes reasonable efforts under paragraph (a)(ii), the reasonableness of any request under paragraph (a)(iv), what constitutes reasonable access and co-operation under paragraph (a)(v) and what constitutes good faith consultation and consideration under paragraph (b), regard must be had to the fact that members of the Valspar Group may become competitors of members of the Wattyl Group and to the possibility of the Transaction not proceeding. Nothing in this clause requires Wattyl to provide Valspar with any information or access and co-operation or consult with Valspar or consider its views in relation to any agreements or negotiations between a member of the Wattyl Group and a current or prospective material wholesaler or retailer of Wattyl Group products.

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5.4	Appointment of directors

	(a)	Wattyl must, on the Scheme becoming Effective, ensure that to the extent requested by Valspar:

		(i)	all but two of the then directors on the Wattyl Board resign from their office without liability to Wattyl;

		(ii)	subject to receiving consents from each nominee, each person nominated by Valspar (up to a maximum of six) is appointed a director on the Wattyl Board; and

		(iii)	take such steps as are necessary to reconstitute the boards of other members of the Wattyl Group such that Valspar nominees constitute a majority on each board.

(b)

Wattyl must, on implementation of the Scheme on the Implementation Date, ensure that, to the extent requested by Valspar, all of the then directors on the Wattyl Board and the boards of other members of the Wattyl Group (other than Valspar nominees) resign from those offices without liability to Wattyl immediately following implementation of the Scheme.

5.5	Wattyl Board recommendation

	(a)	Subject to clause 5.5(b):

(i)

Wattyl undertakes that the Wattyl Board will unanimously recommend that, in the absence of a superior proposal and subject to the Independent Expert concluding that the Transaction is in the best interests of Wattyl Shareholders, Wattyl Shareholders vote in favour of the Scheme, the Constitution Amendment Resolution and the Employees Share Scheme Amendment Resolution at the Scheme Meeting; and

(ii)

the Scheme Booklet must include a statement by the Wattyl Board to that effect and to the effect that each director of Wattyl will, in the absence of a superior proposal and subject to the Independent Expert concluding that the Transaction is in the best interests of Wattyl Shareholders, vote (or procure the voting) of all Wattyl Shares held or controlled by him or her in favour of the Scheme, the Constitution Amendment Resolution and the Employees Share Scheme Amendment Resolution at the Scheme Meeting.

(b)

A director of Wattyl must not change, withdraw or modify his or her recommendation under paragraph (a)(i) or statement under paragraph (a)(ii) or make a recommendation or statement that is inconsistent with such recommendation or statement, unless:

		(i)	the Independent Expert concludes that the Transaction is not in the best interests of Wattyl Shareholders;

		(ii)	the Wattyl Board, acting in good faith, determines (after taking written advice from its external financial and legal advisers) that a Competing Proposal constitutes a Superior Proposal; or

(iii)

that director, acting in good faith, determines (after taking written advice from Wattyl’s or his own external financial and legal advisers) that he or she or the Wattyl Board, is by virtue of his, her or its fiduciary duties, required to change,

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withdraw or modify such recommendation or statement or make a recommendation or statement that is inconsistent with it.

6.	Representations and Warranties

6.1	Valspar Representations and Warranties

(a)

Valspar represents and warrants to Wattyl (in its own right and separately as trustee or nominee for each of the other Wattyl Indemnified Parties) that each Valspar Representation and Warranty is true and correct.

(b)

Valspar must indemnify Wattyl (in its own right and separately as trustee or nominee for each of the other Wattyl Indemnified Parties) against any Claim which any of the Wattyl Indemnified Parties suffers, incurs or is liable for arising out of any breach of any Valspar Representation and Warranty.

6.2	Wattyl Representations and Warranties

(a)

Wattyl represents and warrants to Valspar (in its own right and separately as trustee or nominee for each of the other Valspar Indemnified Parties) that each Wattyl Representation and Warranty is true and correct.

(b) Each Wattyl Representation and Warranty is subject to the matters fairly disclosed in the Disclosure Letter or the Disclosure Information.

(c)

Wattyl must indemnify Valspar (in its own right and separately as trustee or nominee for each of the other Valspar Indemnified Parties) against any Claim which any of the Valspar Indemnified Parties suffers, incurs or is liable for arising out of any breach of any Wattyl Representation and Warranty.

6.3	Timing of representations and warranties

Unless expressed to be given at a particular time (in which case it is given at that time), each Valspar Representation and Warranty and each Wattyl Representation and Warranty is given:

(a) at the date of this deed; and

(b) at 8am on the Second Court Date.

6.4	Survival of representations

Each Valspar Representation and Warranty and Wattyl Representation and Warranty:

(a) is severable; and

(b) survives the termination of this deed (but does not survive, and will be taken to have no further force or effect following implementation of the Scheme).

6.5	Survival of indemnities

Each indemnity in this deed (including those in clauses 6.1 and 6.2):

(a) is severable;

(b) is a continuing obligation;

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(c) constitutes an obligation of the party giving the indemnity that is separate and independent from any other obligations of that party under this deed; and

(d) survives the termination of this deed.

7.	Releases

7.1	Wattyl Indemnified Parties

(a)

Without limiting Valspar’s rights under clause 12, Valspar releases its rights against, and agrees with Wattyl that it will not make a Claim against, any Wattyl Indemnified Party (other than Wattyl) in connection with:

(i) any breach of any representation, covenant and warranty of Wattyl in this deed; or

(ii)

any disclosure made by any Wattyl Indemnified Party that contains any statement which is false or misleading whether in content or by omission, except to the extent the relevant Wattyl Indemnified Party has not acted in good faith or has engaged in wilful misconduct.

(b)

This clause is subject to any Corporations Act restriction and will (if and to the extent required) be read down accordingly. Wattyl receives and holds the benefit of this clause as trustee for each other Wattyl Indemnified Party.

7.2	Valspar Indemnified Parties

(a)

Without limiting Wattyl’s rights under clause 12, Wattyl releases its rights against, and agrees with Valspar that it will not make a Claim against, any Valspar Indemnified Party (other than Valspar) in connection with:

(i) any breach of any representation, covenant and warranty of Valspar in this deed; or

(ii) any disclosure made by any Valspar Indemnified Party that contains any statement which is false or misleading whether in content or by omission,

except to the extent that the relevant Valspar Indemnified Party has not acted in good faith or has engaged in wilful misconduct.

(b)

This clause is subject to any Corporations Act restriction and will (if and to the extent required) be read down accordingly. Valspar receives and holds the benefit of this clause as trustee for each other Valspar Indemnified Party.

8.	Public Announcements

8.1	Announcement of the Transaction

Immediately after the execution of this deed, Valspar and Wattyl must issue public announcements in a form previously agreed to in writing between them. The Wattyl announcement must include:

(a) an unanimous recommendation by the directors of Wattyl to Wattyl Shareholders consistent with that set out in clause 5.5(a)(i); and

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(b)	a statement consistent with that set out in clause 5.5(a)(ii).

8.2	Other public announcements

Subject to clause 8.3, no public announcement or disclosure of the Transaction or any other transaction the subject of this deed or the Scheme may be made other than in a form approved by each party (acting reasonably), but each party must use all reasonable endeavours to provide such approval as soon as practicable.

8.3	Required announcement

Where a party is required by applicable law (including the Listing Rules or the listing rules of the NYSE) to make any announcement or to make any disclosure in connection with the Transaction or any other transaction the subject of this deed or the Scheme, it must use reasonable endeavours, to the extent practicable and lawful, to consult with the other party prior to making the relevant disclosure.

8.4	Statements on termination

The parties must act in good faith and use all reasonable endeavours to issue agreed statements in respect of any termination of this deed and, to that end but without limitation, clauses 8.2 and 8.3 apply to any such statements or disclosures.

9.	Confidentiality

9.1	Confidentiality Obligation

Subject to clause 9.2, each party will use reasonable endeavours to keep confidential any confidential information of the other party which has been provided to it by the other party prior to the date of this deed.

9.2	Exceptions to confidentiality

Nothing in clause 9.1 or in the confidentiality deed dated 1 June 2010 between the parties restricts any party (the Recipient) from disclosing any confidential information of the other party (the Discloser) where that disclosure is required for the purpose of implementing the Transaction or any other transaction the subject of this deed or the Scheme or in connection with Valspar’s financing in connection with the Transaction, or where that information:

(a)	is or becomes generally available to the public other than as a result of a breach by the Recipient of any of its obligations under this deed;

(b)	is already known to the Recipient at the date of this deed and was not acquired directly or indirectly from the Discloser;

(c)	was independently developed by the Recipient without reference to the confidential information of the Discloser;

(d)	is required to be disclosed in order to comply with any applicable law or legally binding order of any Government Agency; or

(e)	is at any time after the date of this deed acquired from any third person legally entitled to possess the information and provide it to the Recipient, if the use or disclosure (as

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appropriate) is in accordance with the rights or permission lawfully granted to the party by the third person.

10.	Exclusivity

10.1	Termination of existing discussions

(a)

Wattyl warrants that, as at the time of execution of this deed, it is not in any negotiations or discussions, and has ceased any existing negotiations or discussions, in respect of any Competing Proposal with any person.

(b)

Wattyl agrees that if, in the six months prior to the date of this deed, it has provided any confidential information to a Third Party (or to any current or former adviser to Wattyl or a Third Party) in connection with a Third Party’s consideration of a possible Competing Proposal, Wattyl has requested or will promptly request in writing the immediate return or destruction by the Third Party (and any relevant adviser) of such confidential information.

10.2	No shop restriction

During the Exclusivity Period, except with the prior written consent of Valspar, Wattyl must not, and must ensure that none of its Representatives or agents, directly or indirectly solicit, invite, facilitate, encourage or initiate any Competing Proposal or any enquiries, negotiations or discussions with any Third Party in relation to, or that may reasonably be expected to lead to, a Competing Proposal, or communicate any intention to do any of those things.

10.3	No talk restriction

During the Exclusivity Period, Wattyl must not, and must ensure that none of its Representatives or agents, enter into, continue or participate in negotiations or discussions with, or enter into any agreement or understanding with, any Third Party in relation to, or that may reasonably be expected to lead to, a Competing Proposal, even if:

(a) the Competing Proposal was not directly or indirectly solicited, invited, facilitated, encouraged or initiated by Wattyl; or

(b) the Competing Proposal has been publicly announced,

unless:

(c)

the Wattyl Board, acting in good faith, determines (after having taken written advice from its external financial and legal advisers) that, where there is a Competing Proposal the Competing Proposal is or is likely to be a Superior Proposal having regard to the steps which the Wattyl Board proposes to take; or

(d)

the Wattyl Board, acting in good faith, determines (after having taken written advice from its external legal advisers) that failing to respond to that Competing Proposal would be likely to constitute a breach of the Wattyl Board’s fiduciary or statutory obligations.

10.4	No due diligence

Without limiting the general nature of clause 10.3, during the Exclusivity Period Wattyl must not, and must ensure that its Representatives and agents do not, make available to any Third Party, or

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permit any Third Party, to receive any non-public information relating to any member of the Wattyl Group in connection with such Third Party formulating, developing or finalising, or assisting in the formulation, development or finalisation of, a Competing Proposal, unless, in respect of a Competing Proposal that has not been directly or indirectly solicited, invited, facilitated, encouraged or initiated in breach of this clause or clauses 10.2 or 10.3:

(a)

the Wattyl Board, acting in good faith, determines (after having taken written advice from its external financial and legal advisers) that the Competing Proposal is or is likely to be a Superior Proposal having regard to the steps which the Wattyl Board proposes to take; and

(b)

if Wattyl proposes that any non-public information be provided to a Third Party, before Wattyl provides such information, the Third Party has entered into a written agreement in favour of Wattyl regarding the use and disclosure of the confidential information and that restricts the Third Party’s ability to solicit the employees of any member of the Wattyl Group.

10.5	Notification by Wattyl

	(a)	During the Exclusivity Period, Wattyl must promptly notify Valspar if:

		(i)	it is approached, directly or indirectly, by any Third Party to take any action of a kind referred to in clause 10.3; or

		(ii)	it proposes to take any action of a kind referred to in clause 10.4.

(b)

If Wattyl receives a Competing Proposal, Wattyl must ensure that no director nor the Wattyl Board publicly withdraws or adversely changes or modifies his, her or its recommendation under clauses 5.5(a)(i) or 8.1(a) or statement under clauses 5.5(a)(ii) or 8.1(b) or makes a recommendation or statement that is inconsistent with such recommendation or statement, unless the Wattyl Board, acting in good faith, has determined (after having taken written advice from its external financial and legal advisers) that the Competing Proposal is a Superior Proposal and Wattyl has:

		(i)	first given Valspar three Business Days prior notice of the proposed withdrawal, change, modification, or inconsistent recommendation or statement; and

		(ii)	provided to Valspar with that notice all material terms of the Competing Proposal, including details of the proposed price or implied value, conditions, timing and break fee (if any).

(c)

During the three Business Day period referred to in clause 10.5(b), Valspar has the right to offer a counter proposal (a Valspar Counter Proposal) that will provide an equivalent or superior outcome for Wattyl Shareholders than the applicable Competing Proposal, and if it does so offer:

		(i)	Wattyl and Valspar must agree any amendments to this deed and the other transaction documents that are reasonably necessary to reflect the Valspar Counter Proposal; and

		(ii)	Wattyl must ensure the Wattyl Board recommend the Valspar Counter Proposal to Wattyl Shareholders and not the applicable Competing Proposal.

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(d)

Any material modification to any Competing Proposal (which will include any modification relating to the price or value of any Competing Proposal) will be taken to make that proposal a new Competing Proposal in respect of which Wattyl must comply with its obligations under this clause.

10.6	Normal provision of information

Nothing in this clause prevents a party from:

	(a)	providing information to its Representatives;

	(b)	providing information to any Government Agency;

	(c)	providing information to its auditors, customers, financiers, joint venturers and suppliers acting in that capacity in the ordinary course of business;

	(d)	providing information required to be provided by law, including to satisfy its obligations of disclosure under the Listing Rules or to any Government Agency; or

	(e)	making presentations to brokers, portfolio investors, analysts and other third parties in the ordinary course of business.

10.7	Acknowledgement

Valspar has required Wattyl to agree to the obligations set out in this clause in consideration of it proceeding with the Scheme and incurring significant costs in doing so. In the absence of obtaining these obligations from Wattyl, Valspar would not have entered into this deed.

11.	Break Fee

11.1	Background

This clause has been agreed to in circumstances where:

(a)

Valspar and Wattyl believe the implementation of the Scheme will provide significant benefits to Wattyl and its shareholders, and Valspar and Wattyl acknowledge that, if they enter into this deed and the Scheme is subsequently not implemented, Valspar will have incurred significant costs, including significant opportunity costs;

	(b)	Valspar requested provision be made for the payments outlined in this clause, without which Valspar would not have entered into this deed;

	(c)	the Wattyl Board believes that it is appropriate for it to agree to the payment referred to in this clause to secure Valspar’s entry into this deed; and

	(d)	Wattyl has received legal advice in relation to this deed and the operation of this clause.

The parties acknowledge and agree that the costs actually incurred by Valspar under paragraph (a) will be of such nature that they cannot be accurately ascertained, but that the Break Fee is a genuine and reasonable pre-estimate of the cost and loss that would actually be suffered by Valspar.

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11.2	Payment of Break Fee

Subject to clauses 11.3, 11.6 and 11.7, Wattyl must pay Valspar the Break Fee if:

(a)

at any time before the Scheme Meeting, any director of Wattyl or the Wattyl Board makes a public statement withdrawing or adversely changing or modifying his, her or its recommendation under clauses 5.5(a)(i) or 8.1(a) or statement under clauses 5.5(a)(ii) or 8.1(b) or making a recommendation or statement that is inconsistent with such recommendation or statement, and the condition in clause 3.1(c) is not satisfied, other than in circumstances where:

		(i)	Wattyl validly terminates, or is otherwise entitled to terminate, this deed under clauses 12.1(a) or 12.2;

		(ii)	the Scheme has not become effective due to non-fulfilment of any condition precedent in clause 3.1(a), (b), (d) or (j); or

(iii)

the Independent Expert concludes in its report in relation to the Scheme (including any updates to such report) that the Scheme is not in the best interest of Wattyl Shareholders (except in circumstances where the Independent Expert reaches that conclusion as a result of a Competing Proposal having been announced or made public);

	(b)	at any time prior to the End Date either:

		(i)	a Competing Proposal of any kind is announced by a Third Party; or

		(ii)	a Third Party, who at the date of this deed does not have voting power of 10% or more in Wattyl, comes to have such voting power,

and, within one year after that occurring, the Third Party or an associate of the Third Party:

		(iii)	completes in all material respects a transaction of the kind referred to in paragraph (a), (c) or (d) of the definition of Competing Proposal; or

		(iv)	without limiting paragraph (iii) above, has a relevant interest in at least 50% of Wattyl Shares; or

	(c)	Valspar validly terminates, or is otherwise entitled to terminate, this deed in accordance with clause 12.1(a).

11.3	Payment conditions

	(a)	Notwithstanding the occurrence of any event under clause 11.2, no amount is payable under clause 11.2 if the Scheme becomes Effective.

	(b)	Wattyl can only ever be liable to pay the Break Fee once.

11.4	Timing of payment

If the Break Fee is payable under this deed, Wattyl must pay the Break Fee without set-off or withholding within 10 Business Days of receipt of a demand for payment from Valspar.

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11.5	Nature of payment

The amount payable by Wattyl to Valspar under clause 11.2 is an amount to compensate Valspar for:

	(a)	advisory costs (including costs of Advisers other than success fees);

	(b)	costs of management and directors’ time;

	(c)	out-of-pocket expenses; and

	(d)	opportunity costs incurred in pursuing the Transaction or in not pursuing other alternative acquisitions or strategic initiatives which could have been developed to further business and objectives, incurred by the members of the Valspar Group.

11.6	Compliance with law

This clause imposes obligations on Wattyl only to the extent that the performance of all or part of those obligations:

	(a)	do not constitute unacceptable circumstances as declared by the Australian Takeovers Panel;

	(b)	do not breach the fiduciary or statutory duties of the Wattyl Board; and

	(c)	are not otherwise unlawful or held to be unenforceable by a court.

If and to the extent any of the above apply, Valspar must reimburse all or part of the Break Fee (as the case may be) within five Business Days of receipt of a demand for reimbursement from Wattyl.

11.7	Other claims

	(a)	Despite any other provision of this deed but subject to paragraph (b):

(i)

the Liability of Wattyl for any breach of this deed (other than a breach of clauses 7.2, 8, 9, 13, 15.2 or 15.3) is limited to the payment of an amount equal to the Break Fee and any interest that may be awarded on that amount; and

(ii)

if Wattyl becomes liable to pay the Break Fee to Valspar, Wattyl will, upon making payment, have no further Liability for any breach of this deed (other than a breach of clauses 7.2, 8, 9, 13, 15.2 or 15.3) other than the payment of any interest that may be awarded for late payment of the Break Fee.

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(b) Nothing in paragraph (a) in any way extinguishes or limits the Liability of Wattyl for any breach of this deed arising from criminal acts or fraud by Wattyl or a Representative of Wattyl.

12.	Termination

12.1	General rights

Either Valspar or Wattyl may terminate this deed by written notice to the other:

(a) at any time before 8am on the Second Court Date, if:

(i) the other has materially breached any provision of this deed (including any Wattyl Representation and Warranty or Valspar Representation and Warranty);

(ii) the party wishing to terminate has given written notice to the other in a timely manner setting out the relevant circumstances and stating an intention to terminate this deed; and

(iii)

the relevant circumstances continue to exist for ten Business Days from the time the notice of intention to terminate is given (or any shorter period ending at 5pm on the Business Day before the Second Court Date);

(b) in the circumstances set out in, and in accordance with, clause 3.4; or

(c)

at any time before 8am on the Second Court Date, if a majority of the Wattyl Board has changed, withdrawn or modified their recommendation under clauses 5.5(a)(i) or 8.1(a) or statement under clauses 5.5(a)(ii) or 8.1(b) or made a recommendation or statement that is inconsistent with such recommendation or statement, and, in the case of Wattyl, if it is required to pay Valspar the Break Fee on account of such change, withdrawal, modification, or inconsistent recommendation or statement, it has paid Valspar the Break Fee.

12.2	Termination rights between Effective Date and Implementation Date

Wattyl may terminate this deed by written notice to Valspar if at any time after 8am on the Second Court Date and prior to implementation of the Scheme on the Implementation Date Valspar suffers an Insolvency Event.

12.3	Effect of termination

If this deed is terminated by a party under clauses 3.4, 12.1 or 12.2, except to the extent that the termination results from a breach by a party of its obligations under this deed, this deed will be of no force or effect, without any liability or obligation on the part of any party, other than in relation to rights and obligations that accrued prior to termination and the provisions of this clause and of clauses 1, 6.4, 6.5, 7, 8, 9, 11, 13, 14 and 15, which will remain in force after the termination.

12.4	Termination by written agreement

The parties may terminate this deed by another written agreement between them.

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13.	GST

13.1	Recovery of GST

If GST is payable, or notionally payable, on a supply made under or in connection with this deed, the party providing the consideration for that supply must pay as additional consideration an amount equal to the amount of GST payable, or notionally payable, on that supply (the GST Amount). Subject to the prior receipt of a tax invoice, the GST Amount is payable at the same time that the other consideration for the supply is provided. This clause does not apply to the extent that the consideration for the supply is expressly stated to be GST inclusive or the supply is subject to reverse charge.

13.2	Liability net of GST

Where any indemnity, reimbursement or similar payment under this deed is based on any cost, expense or other liability, it may be reduced by any input tax credit entitlement, or notional input tax credit entitlement, in relation to the relevant cost, expense or other liability.

13.3	Adjustment events

If an adjustment event occurs in relation to a supply under or in connection with this deed, the GST Amount will be recalculated to reflect that adjustment and an appropriate payment will be made between the parties.

13.4	Survival

This clause will continue to apply after expiration or termination of this deed.

13.5	Definitions

Unless the context requires otherwise, words used in this clause that have a specific meaning in the GST law (as defined in the A New Tax System (Goods and Services Tax) Act 1999 (Cth)) have the same meaning in this clause.

14.	Notices

Any notice, demand, consent or other communication (a Notice) given or made under this deed:

(a) must be in writing and signed by a person duly authorised by the sender;

(b)

must be delivered to the intended recipient by prepaid post (if posted to an address in another country, by registered airmail) or by hand or fax to the address or fax number below or the address or fax number last notified by the intended recipient to the sender with a copy in each case sent to the email address below or the email address last notified by the intended recipient to the sender:

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(i)	to Valspar:	The Valspar Corporation
901 3rd Avenue South
Minneapolis, Minnesota 55402
United States of America

Attention: Rolf Engh
Executive Vice President, General Counsel
Fax No: +1 612 486 7979
Email: rengh@valspar.com

with a copy to:

Guy Alexander
Partner
Allens Arthur Robinson
Cnr Hunter and Phillip Streets
Sydney NSW 2000
Email: guy.alexander@aar.com.au; and

(ii)	to Wattyl:	Wattyl Limited
Level 4, 2 Burbank Place
Norwest Business Park
Baulkam Hills NSW 2153
Australia

Attention: Julianne Lyall-Anderson
Group Company Secretary & Corporate Counsel
Fax No: +61 2 9813 3311
Email: Julianne.Lyall-Anderson@wattyl.com.au; and

(c)	will be conclusively taken to be duly given or made:

	(i)	in the case of delivery in person, when delivered;

(ii)

in the case of delivery by post, two Business Days after the date of posting (if posted to an address in the same country) or seven Business Days after the date of posting (if posted to an address in another country); and

(iii)

in the case of fax, on receipt by the sender of a transmission control report from the despatching machine showing the relevant number of pages and the correct destination fax number or name of recipient and indicating that the transmission has been made without error, but if the result is that a Notice would be taken to be given or made on a day that is not a business day in the place to which the Notice is sent or is later than 5pm (local time) it will be taken to have been duly given or made at the start of business on the next business day in that place.

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15.	General Provisions

15.1	Amendment

This deed may be amended only by another deed executed by all the parties.

15.2	Assignment

A party cannot assign, charge, encumber or otherwise deal with at law or in equity any of its rights or obligations under this deed, or attempt or purport to do so, without the prior consent of each other party.

15.3	Costs and stamp duty

Each party must bear its own costs arising out of the negotiation, preparation and execution of this deed. All stamp duty (including fines, penalties and interest) payable on or in connection with this deed and any instrument executed under or any transaction evidenced by this deed must be borne by Valspar.

15.4	Counterparts

This deed may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument.

15.5	Entire agreement

This deed contains the entire agreement between the parties with respect to its subject matter. It sets out the only conduct relied on by the parties and supersedes all earlier conduct and prior agreements and understandings between the parties in connection with its subject matter.

15.6	Further assurances

Each party must do anything necessary (including executing agreements and documents) to give full effect to this deed and the transactions contemplated by it.

15.7	Governing law and jurisdiction

This deed is governed by the laws of New South Wales. In relation to it and related non-contractual matters each party irrevocably submits to the non-exclusive jurisdiction of courts with jurisdiction there.

15.8	No merger

The rights and obligations of the parties will not merge on the completion of any transaction contemplated by this deed. They will survive the execution and delivery of any assignment or other document entered into for the purpose of implementing a transaction.

15.9	No third party beneficiary

This deed is binding upon and inures solely to the benefit of each party to it and each of their respective permitted successors and assigns, and nothing in this deed, express or implied, is intended to or will confer upon any other person, other than the Valspar Indemnified Parties and the Wattyl Indemnified Parties (to the extent set out in clauses 6 and 7), any third party beneficiary rights.

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15.10	No waiver

A failure to exercise or a delay in exercising any right, power or remedy under this deed does not operate as a waiver. A single or partial exercise or waiver of the exercise of any right, power or remedy does not preclude any other or further exercise of that or any other right, power or remedy. A waiver is not valid or binding on the party granting that waiver unless made in writing.

15.11	Severability of provisions

Any provision of this deed that is prohibited or unenforceable in any jurisdiction is ineffective as to that jurisdiction to the extent of the prohibition or unenforceability. That does not invalidate the remaining provisions of this deed nor affect the validity or enforceability of that provision in any other jurisdiction.

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Schedule 1 – Valspar Representations and Warranties

1.	(Status) It is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

2.	(Power) It has the power to enter into and perform its obligations under this deed to carry out the transactions contemplated by this deed.

3.	(Corporate authorisations) It has taken all necessary corporate action to authorise the entry into and performance of this deed and to carry out the transactions contemplated by this deed.

4.	(Documents binding) This deed is its valid and binding obligation enforceable in accordance with its terms, subject to any necessary stamping and registration.

5.	(Transactions permitted) The execution and performance by it of this deed and each transaction contemplated under this deed did not and will not violate in any respect a provision of:

(a) a law or treaty or a judgment, ruling, order or decree of a Government Agency binding on it;

(b) its constitution or other constituent documents; or

(c) any other document which is binding on it or its assets.

6.	(Valspar Information) The Valspar Information provided to Wattyl:

(a)

at the time it was provided, was provided in good faith and on the understanding that each of the Wattyl Indemnified Parties will rely on that information to prepare the Scheme Booklet or supplementary disclosure to Wattyl Shareholders (as applicable) and to propose and implement the Scheme in accordance with the Corporations Act; and

(b)

at the time Wattyl commenced despatch of the Scheme Booklet or supplementary disclosure (as applicable) to Wattyl Shareholders, does not contain any statement which is materially misleading or deceptive (including by way of omission).

7.	(Valspar Sub) Valspar Sub is a wholly owned subsidiary of Valspar.

8.

(Funding) Valspar has a reasonable basis to expect that it will have funding in place to pay or procure the payment of the Scheme Consideration on the Implementation Date and to satisfy all of its or Valspar Sub’s other payment obligations under this deed as and when such payment obligations become due.

9.

(Solvency) Valspar and Valspar Sub are solvent and no resolutions have been passed nor has any other step been taken or legal proceedings commenced or threatened against either of them for their winding up or dissolution or for the appointment of a liquidator, receiver, administrator or similar officer over any or all of their assets.

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Schedule 2 – Wattyl Representations and Warranties

1.	(Status) It is a corporation duly incorporated and validly existing under the laws of the place of its incorporation.

2.	(Power) It has the power to enter into and perform its obligations under this deed to carry out the transactions contemplated by this deed.

3.	(Corporate authorisations) It has taken all necessary corporate action to authorise the entry into and performance of this deed and to carry out the transactions contemplated by this deed.

4.	(Documents binding) This deed is its valid and binding obligation enforceable in accordance with its terms, subject to any necessary stamping and registration.

5.	(Transactions permitted) The execution and performance by it of this deed and each transaction contemplated under this deed did not and will not violate in any respect a provision of:

(a) a law or treaty or a judgment, ruling, order or decree of a Government Agency binding on it;

(b) its constitution or other constituent documents; or

(c) any other document which is binding on it or its assets.

6.	(Accounts) The Accounts:

(a) were prepared in accordance with the requirements of the Corporations Act and of AIFRS applied on a consistent basis;

(b) show a true and fair view of:

(i) the financial position, assets and liabilities and state of affairs of the Wattyl Group at the respective balance dates of the Accounts; and

(ii) the income, expenses and results of the operations of the Wattyl Group for the financial period ending on the respective balance dates of the Accounts; and

(c)

contain provisions adequate to cover, or full particulars in notes of, all liabilities (whether quantified, contingent or otherwise) of the Wattyl Group at the respective balance dates of the Accounts.

7.

(Capital structure) Wattyl’s capital structure, including all securities issued and outstanding, at the date of this deed is as set out in schedule 4. No member of the Wattyl Group is subject to any obligation (including any contingent obligation) to issue or have transferred to any person securities in or of it or any other member of the Wattyl Group other than as set out in schedule 4.

8.

(Continuous disclosure) Wattyl has complied in all material respects with its continuous disclosure obligations under Listing Rule 3.1. There is no information that Wattyl is withholding pursuant to a carve-out under Listing Rule 3.1 (other than the fact of its discussions with Valspar in relation to the ownership of Wattyl) that has not been disclosed to Valspar or its Representatives.

9.

(Advisory costs) The total costs of the Transaction to Wattyl for fees and disbursements of its financial and legal Advisers (including legal counsel) are not expected to exceed the amount set out in the Disclosure Letter.

10.	(Information) All information about the Wattyl Group set out in the Disclosure Letter or the Disclosure Information (other than any information to the extent that it contains or expresses a

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forecast, prediction or projection or is otherwise forward looking after the date of this deed) is, to the best of Wattyl’s knowledge, true and correct in all material respects and not misleading or deceptive in any material respect (whether by omission or otherwise).

11.

(Scheme Booklet) At the date the Scheme Booklet is despatched to Wattyl Shareholders, the information contained in the Scheme Booklet (other than the Valspar Information) is true and correct in all material respects, complies with all applicable laws and does not contain any statement which is misleading or deceptive in any material respect (whether by omission or otherwise).

12.	(Environmental liabilities) To the best of Wattyl’s knowledge, there are no existing or potential material environmental liabilities to which Wattyl is exposed.

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Schedule 3 – Prescribed Occurrences

1.	Wattyl converting all or any of its shares into a larger or smaller number of shares.

2.

Any member of the Wattyl Group (other than a direct or indirect wholly-owned subsidiary of Wattyl) resolving to reduce its share capital in any way or reclassifying, combining, splitting or redeeming or repurchasing directly or indirectly any of its shares.

3.	Any member of the Wattyl Group (other than a direct or indirect wholly-owned subsidiary of Wattyl):

	(a)	entering into a buy-back agreement; or

	(b)	resolving to approve the terms of a buy-back agreement under the Corporations Act.

4.

Any member of the Wattyl Group (other than a direct or indirect wholly-owned subsidiary of Wattyl) declaring, paying or distributing any dividend, bonus or other share of its profits or assets or agreeing to return any capital to its members.

5.

Any member of the Wattyl Group issuing securities or incurring any obligation (including any contingent obligation) to issue or have transferred to any person securities in or of it or any other member of the Wattyl Group, other than to Wattyl or a direct or indirect wholly-owned subsidiary of Wattyl.

6.	A member of the Wattyl Group:

	(a)	acquiring or disposing of;

	(b)	agreeing to acquire or dispose of; or

	(c)	offering, proposing, announcing a bid or tendering for,

any business, assets, entity or undertaking, the value of which exceeds $500,000, other than in the ordinary course of business (ordinary course of business for this purpose being acknowledged to include agreements or negotiations with a current or prospective material wholesaler or retailer of Wattyl Group products that are consistent with the historical or current conduct of business).

7.	A member of the Wattyl Group entering into any agreement or understanding restraining any member of the Wattyl Group from competing with any person or conducting activities in any market.

8.	A member of the Wattyl Group creating, or agreeing to create, any mortgage, charge, lien or other encumbrance over the whole, or substantially all, of its business or property otherwise than:

	(a)	in the ordinary course of business; or

	(b)	a lien which arises by operation of law securing an obligation that is not yet due.

9.	A member of the Wattyl Group:

(a)

entering into any agreement or understanding (including in respect of Finance Debt) requiring payments, the incurring of expenditure or the foregoing of revenue by members of the Wattyl Group in excess of $750,000 or involving a commitment of greater than 12 months, other than in the ordinary course of business (ordinary course of business for this purpose being acknowledged to include agreements or negotiations with a current or prospective material wholesaler or retailer of Wattyl Group products that are consistent with the historical or current conduct of business);

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(b)

agreeing to any variation to the terms of any agreement or understanding (including in respect of Finance Debt), including any variation made pursuant to a right or obligation in an agreement to vary or renegotiate terms of that agreement, the effect of which is to require payments, the incurring of expenditure or the foregoing of revenue by members of the Wattyl Group in excess of $750,000 or involving a commitment of greater than 12 months, other than in the ordinary course of business (ordinary course of business for this purpose being acknowledged to include agreements or negotiations with a current or prospective material wholesaler or retailer of Wattyl Group products that are consistent with the historical or current conduct of business);

	(c)	waiving any third party default where the financial impact on the Wattyl Group will be in excess of $200,000; or

(d)

accepting as a compromise of a matter less than the full compensation due to a member of the Wattyl Group where the result of the compromise is that the member will receive an amount which is in excess of $200,000 less than the amount of full compensation.

10.	A member of the Wattyl Group providing Finance Debt other than to members of the Wattyl Group (irrespective of what form of Finance Debt that accommodation takes) in excess of $100,000.

11.

A member of the Wattyl Group entering into any agreement with respect to derivative instruments (including swaps, futures contracts, forward commitments, commodity or currency derivatives or options) or similar instruments.

12.	A member of the Wattyl Group suffering an Insolvency Event.

13.	A member of the Wattyl Group entering into a transaction with any related party of Wattyl as defined in section 228 of the Corporations Act.

14.

A member of the Wattyl Group, other than in the ordinary course of business or in accordance with its obligations at the date of this deed under an agreement fairly disclosed to Valspar or its Representatives prior to the date of this deed:

	(a)	materially increasing the remuneration of, or paying any bonuses or issuing any securities to;

	(b)	accelerating any rights to benefits of any kind of;

	(c)	paying or agreeing to pay a termination payout (including a ‘golden parachute’) to; or

	(d)	materially amending any employment, consulting, board appointment, indemnification, severance or similar arrangement of or with,

any of its officers or employees.

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Schedule 4 – Wattyl Capital Structure

Security	Number on issue at the date of this deed
Ordinary shares (fully paid)	84,956,046
Ordinary shares (partly paid to A$0.20 and in respect of which a minimum of A$0.45 remains unpaid)	10,800
Performance rights (vested) conferring rights to be issued ordinary shares	nil
Performance rights (unvested) conferring rights to be issued ordinary shares	1,227,986

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Executed and delivered as a deed

Signed, sealed and delivered by The Valspar Corporation through its authorised representative in the presence of:

Witness Signature
Gary E. Hendrickson
Print Name	President and Chief Operating Officer

Executed as a deed in accordance with section 127 of the Corporations Act 2001 by Wattyl Limited:

Director Signature	Director/Secretary Signature

Print Name	Print Name

Scheme Implementation Deed

Annexure A – Form of Scheme

Date	2010

Scheme of Arrangement under Part 5.1 of the Corporations Act.

Parties

1.	Wattyl Limited (ABN 46 008 412 173), registered in the Australian Capital Territory, of Level 4, 2 Burbank Place, Norwest Business Park, Baulkam Hills NSW 2153, Australia (Wattyl).

2.	The holders of ordinary shares in Wattyl at the Scheme Record Date (other than Excluded Shareholders).

1.	Definitions and interpretation

1.1	Definitions

The meanings of the terms used in this scheme of arrangement are set out below.

ASIC means the Australian Securities and Investments Commission.

ASX means ASX Limited (ABN 98 008 624 691) or, as the context requires, the financial market known as the Australian Securities Exchange operated by it.

Business Day means a business day as defined in the Listing Rules.

CHESS means the clearing house electronic subregister system of share transfers operated by ASX Settlement and Transfer Corporation Pty Ltd (ABN 49 008 504 532).

Corporations Act means the Corporations Act 2001 (Cth).

Court means the Federal Court of Australia.

Court Order means the order of the Court approving this scheme under section 411(4)(b) of the Corporations Act.

Deed Poll means the deed poll dated [*] executed by Valspar and Valspar Sub in favour of the Scheme Shareholders.

Effective means the coming into effect under section 411(10) of the Corporations Act of the order of the Court made under section 411(4)(b) of the Corporations Act in relation to this scheme.

Effective Date means the date on which this scheme becomes Effective.

End Date means 20 December 2010.

Excluded Shareholder means any Wattyl Shareholder who is a member of the Valspar Group or any other Wattyl Shareholder to the extent it holds a Wattyl Share on behalf of, or for the benefit of, any member of the Valspar Group.

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Implementation Date means the second Business Day after the Scheme Record Date or such other date agreed to in writing between Valspar and Wattyl.

Listing Rules means the official listing rules of ASX.

Marketable Parcel means a marketable parcel as defined by the Market Rules of ASX.

Registered Address means, in relation to a Wattyl Shareholder, the address shown in the Wattyl Share Register.

Scheme Consideration means;

(a)	for a Scheme Share which, at the Scheme Record Date, is a Wattyl fully paid ordinary share - $1.67 cash per share; and

(b)	for a Scheme Share which, at the Scheme Record Date, is a Wattyl partly paid ordinary share issued under the Wattyl Employees Share Scheme - $0.37 cash per share.

Scheme Implementation Deed means the Scheme Implementation Deed dated 28 June 2010 between Valspar and Wattyl.

Scheme Meeting means the meeting of Wattyl Shareholders (other than Excluded Shareholders) ordered by the Court to be convened under section 411(1) of the Corporations Act.

Scheme Record Date means 7pm on the fifth Business Day after the Effective Date or such other date agreed to in writing between Valspar and Wattyl.

Scheme Share means a Wattyl Share held by a Scheme Shareholder at the Record Date.

Scheme Shareholders means Wattyl Shareholders (other than Excluded Shareholders) at the Scheme Record Date.

Second Court Date means the first day on which an application made to the Court for an order under section 411(4)(b) of the Corporations Act approving the Scheme is heard or, if the application is adjourned or subject to appeal for any reason, the day on which the adjourned application is heard.

Trustee means Wattyl as trustee for the Scheme Shareholders.

Valspar means The Valspar Corporation, incorporated in Delaware, of 901 3rd Avenue South, Minneapolis, Minnesota 55402, United States of America.

Valspar Sub means [*] (ACN [*]).

Valspar Group means Valspar and each of its subsidiaries (excluding, at any time, Wattyl and its subsidiaries to the extent that Wattyl and its subsidiaries are subsidiaries of Valspar at that time). A reference to a member of the Valspar Group is a reference to Valspar or any such subsidiary.

Wattyl Board means the board of directors of Wattyl.

Wattyl Registry means Computershare Investor Services Pty Limited (ABN 48 078 279 277) or any replacement provider of share registry services to Wattyl.

Wattyl Share means:

(a)	a fully paid ordinary share in Wattyl; or

(b)	a partly paid ordinary share in Wattyl issued under the Wattyl Employees Share Scheme.

Wattyl Shareholders means each person who is registered as the holder of Wattyl Shares from time to time.

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Wattyl Share Register means the register of members of Wattyl maintained in accordance with the Corporations Act.

1.2	Interpretation

Headings are for convenience only and do not affect interpretation. The following rules apply unless the context requires otherwise.

	(a)	The singular includes the plural, and the converse also applies.

	(b)	A gender includes all genders.

	(c)	If a word or phrase is defined, its other grammatical forms have a corresponding meaning.

	(d)	A reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of them.

	(e)	A reference to a clause or schedule is a reference to a clause of or schedule to this deed.

(f)

A reference to an agreement or document (including a reference to this scheme) is to the agreement or document as amended, supplemented, novated or replaced, except to the extent prohibited by this deed or that other agreement or document, and includes the recitals, schedules and annexures to that agreement or document.

(g)

A reference to a party to this deed or another agreement or document includes the party’s successors, permitted substitutes and permitted assigns (and, where applicable, the party’s legal personal representatives).

(h)

A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.

	(i)	A reference to conduct includes an omission, statement or undertaking, whether or not in writing.

(j)

A reference to an agreement includes any undertaking, deed, agreement and legally enforceable arrangement, whether or not in writing, and a reference to a document includes an agreement (as so defined) in writing and any certificate, notice, instrument and document of any kind.

	(k)	A reference to dollars and $is to Australian currency.

	(l)	All references to time are to Sydney, Australia time.

	(m)	Mentioning anything after includes, including, for example, or similar expressions, does not limit what else might be included.

	(n)	Nothing in this deed is to be interpreted against a party solely on the ground that the party put forward this deed or a relevant part of it.

	(o)	A term or expression which is defined in the Corporations Act but is not defined in this deed, has the meaning given in the Corporations Act.

1.3	Business Day

Where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the next Business Day.

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1.4	Listing requirements included as law

A listing rule or business rule of a financial market will be regarded as a law, and a reference to such a rule is to be taken to be subject to any waiver or exemption granted to the compliance of those rules by a party.

2.	Preliminary

2.1	Wattyl

	(a)	Wattyl is a public company limited by shares, registered in the Australian Capital Territory and admitted to the official list of ASX.

	(b)	Wattyl Shares are officially quoted on ASX. As at [*] 2010, Wattyl had the following securities on issue:

		(i)	[84,956,046] Wattyl fully paid ordinary shares;

		(ii)	[10,800] Wattyl partly paid ordinary shares; and

		(iii)	[1,227,986] Wattyl performance rights.

2.2	Valspar

Valspar is a corporation incorporated under the laws of the State of Delaware, United States of America.

2.3	Valspar Sub

Valspar Sub is a proprietary company limited by shares and registered in Victoria.

2.4	Consequence of this scheme becoming Effective

If this scheme becomes Effective:

(a) it will override the constitution of Wattyl, to the extent of any inconsistency;

(b) one or other of Valspar and Valspar Sub must (pursuant to their obligations under the Deed Poll) pay or procure payment of the Scheme Consideration in the manner contemplated by clause 5.3(a); and

(c)

all the Scheme Shares, together with all rights and entitlements attaching to the Scheme Shares, will be transferred to Valspar Sub, and Wattyl will enter Valspar Sub in the Wattyl Share Register as the holder of the Scheme Shares with the result that Wattyl will become a wholly-owned subsidiary of Valspar Sub.

3.	Conditions

	(a)	This scheme is conditional on:

(i)

all the conditions precedent in clause 3.1 of the Scheme Implementation Deed (other than the condition in clause 3.1(e)) having been satisfied or waived in accordance with the terms of the Scheme Implementation Deed by 8am on the Second Court Date; and

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	(ii)	such other conditions imposed by the Court under section 411(6) of the Corporations Act, as are acceptable to Valspar and Wattyl, having been satisfied.

(b)	The satisfaction of the conditions referred to in clause 3(a) is a condition precedent to the operation of clauses 4.2 and 5.

(c)	This scheme will lapse and be of no further force or effect if:

	(i)	the Effective Date does not occur on or before the End Date or any later date as the Court, with the consent of Valspar and Wattyl, may order; or

	(ii)	the Scheme Implementation Deed is terminated prior to implementation of this scheme on the Implementation Date.

4.	Implementation

4.1	Lodgement of Court orders

Wattyl must lodge with ASIC office copies of any Court orders under section 411 of the Corporations Act approving this scheme by 5pm on the Business Day the Court approves this scheme or by 5pm on the Business Day on which the Court orders are entered, whichever is the later.

4.2	Transfer of Scheme Shares

On the Implementation Date:

(a)

subject to the payment of the Scheme Consideration in the manner contemplated by clause 5.3(a) and one or the other of Valspar and Valspar Sub providing Wattyl with written confirmation of that payment, the Scheme Shares, together with all rights and entitlements attaching to the Scheme Shares at the Implementation Date, will be transferred to Valspar Sub, without the need for any further act by any Scheme Shareholder (other than acts performed by Wattyl or its officers as agent and attorney of the Scheme Shareholders under clause 8.5 or otherwise) by:

(i) Wattyl delivering to Valspar Sub a duly completed and executed share transfer form to transfer all the Scheme Shares to Valspar Sub; and

(ii) Valspar Sub duly executing such transfer form and delivering it to Wattyl for registration; and

(b) immediately after receipt of the transfer form in accordance with paragraph (a)(ii), Wattyl must enter the name of Valspar Sub in the Wattyl Share Register in respect of the Scheme Shares.

5.	Scheme Consideration

5.1	Amount of Scheme Consideration

Each Scheme Shareholder is entitled to receive the Scheme Consideration in respect of each Scheme Share held by that Scheme Shareholder.

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5.2	Joint holders

In the case of Scheme Shares held in joint names, the Scheme Consideration is payable to and must be forwarded to the holder whose name appears first in the Wattyl Share Register at the Scheme Record Date or where the joint holders have nominated a bank account under clause 5.3(c)(ii), the amount must be deposited directly to the nominated bank account of the joint holders.

5.3	Payment of Scheme Consideration

(a)

One or the other of Valspar and Valspar Sub must (pursuant to their obligations under the Deed Poll) before 12 noon on the Implementation Date pay or procure payment of an amount at least equal to the aggregate amount of the Scheme Consideration payable to all Scheme Shareholders by depositing in cleared funds in an Australian dollar denominated trust account operated by the Trustee, to be held on trust for the Scheme Shareholders, except that any interest on the amount deposited (less bank fees and other charges) will be to Valspar’s account.

(b)

As soon as practicable following implementation of this scheme on the Implementation Date, the Trustee must pay from the account referred to in paragraph (a) to each Scheme Shareholder such amount of cash as is due to that Scheme Shareholder under clause 5.1 as Scheme Consideration in respect of all that Scheme Shareholder’s Scheme Shares.

	(c)	The amount referred to in paragraph (b) must be paid by the Trustee doing any of the following at its election:

(i)

sending (or procuring the Wattyl Registry to send) it to the Scheme Shareholder’s Registered Address by cheque in Australian currency drawn out of the trust account established in accordance with paragraph (a); or

(ii)

depositing (or procuring the Wattyl Registry to deposit) it into an account with any Australian ADI (as defined in the Corporations Act) notified to Wattyl (or the Wattyl Registry) by an appropriate authority from the Scheme Shareholders.

(d)

If there is any surplus in the amount held by the Trustee in the trust account, that surplus must be paid by the Trustee to Valspar following the satisfaction of the Trustee’s obligations under this clause.

	(b)	If any amount is required under any Australian law or by any Australian government or any Australian governmental, semi-governmental or judicial entity or authority to be:

		(i)	withheld from an amount payable under paragraph (b) or (d) and paid to that entity or authority; or

		(ii)	retained by the Trustee out of an amount payable under paragraphs (b) or (d),

its payment or retention by the Trustee (or the Wattyl Registry) will constitute the full discharge of the Trustee’s obligations under paragraphs (b), (c) or (d) with respect to the amount so paid or retained until, in the case of paragraph (b)(ii), it is no longer required to be retained.

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6.	Dealings in Wattyl Shares

	(a)	To establish the identity of the Scheme Shareholders, dealings in Wattyl Shares will only be recognised if:

(i)

in the case of dealings of the type to be effected using CHESS, the transferee is registered in the Wattyl Share Register as the holder of the relevant Wattyl Shares on or before the Scheme Record Date; and

(ii)

in all other cases, registrable transmission applications or transfers in respect of those dealings are received on or before the Scheme Record Date at the place where the Wattyl Share Register is kept.

(b)

Wattyl must register registrable transmission applications or transfers of the kind referred to in clause 6(a)(ii) on the Scheme Record Date (provided that for the avoidance of doubt nothing in this clause 6(b) requires Wattyl to register a transfer that would result in a Wattyl Shareholder holding a parcel of Wattyl Shares that is less than a Marketable Parcel).

	(c)	Wattyl will not accept for registration or recognise for any purpose any transmission application or transfer in respect of Wattyl Shares received after the Scheme Record Date.

(d)

For the purpose of determining entitlements to the Scheme Consideration, Wattyl must maintain the Wattyl Share Register in accordance with the provisions of this clause until the Scheme Consideration has been paid to the Scheme Shareholders. The Wattyl Share Register in this form will solely determine entitlements to the Scheme Consideration.

(e)

From the Scheme Record Date until registration of Valspar Sub in respect of all Scheme Shares under clause 4.2(b), no Wattyl Shareholder may deal with Wattyl Shares in any way except as set out in this scheme and any attempt to do so will have no effect.

(f)

All statements of holding for Wattyl Shares will cease to have effect from the Scheme Record Date as documents of title in respect of those shares (other than statements of holding in favour of any member of the Valspar Group and its successors in title). As from the Scheme Record Date, each entry current at that date on the Wattyl Share Register (other than entries in respect of any member of the Valspar Group and its successors in title) will cease to have effect except as evidence of entitlement to the Scheme Consideration in respect of the Wattyl Shares relating to that entry.

(g)

As soon as possible after the Scheme Record Date and in any event at least two Business Days before the Implementation Date, Wattyl will ensure that details of the names, Registered Addresses and holdings of Wattyl Shares for each Scheme Shareholder are available to Valspar in the form Valspar reasonably requires.

7.	Quotation of Wattyl Shares

(a)

It is expected that suspension of trading on ASX in Wattyl Shares will occur from the close of trading on the day Wattyl notifies ASX that the Court has approved this scheme under section 411(4)(b) of the Corporations Act.

	(b)	On a date after the Implementation Date to be determined by Valspar, Wattyl will apply:

(i) for termination of the official quotation of Wattyl Shares on ASX; and

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(ii) to have itself removed from the official list of ASX.

8.	General Scheme Provisions

8.1	Consent

If the Court proposes to approve this scheme subject to any alterations or conditions, Wattyl may, by its counsel or solicitors, consent on behalf of all persons concerned to those alterations or conditions to which Valspar has consented in writing.

8.2	Agreement of Scheme Shareholders

(a)

Scheme Shareholders agree to the transfer of their Wattyl Shares in accordance with this scheme and agree to the variation, cancellation or modification of the rights attached to their Wattyl Shares constituted by or resulting from this scheme.

(b)

Each of the Scheme Shareholders acknowledges that this scheme binds Wattyl and all Scheme Shareholders (including those who do not attend the Scheme Meeting or do not vote at that meeting or vote against this scheme at that Scheme Meeting).

8.3	Warranties by Scheme Shareholders

Each Scheme Shareholder is deemed to have warranted to Wattyl, in its own right and for the benefit of Valspar that:

(a)

all of its Wattyl Shares which are transferred to Valspar under this scheme will, on the date on which they are transferred to Valspar, be free from all mortgages, charges, liens, encumbrances and interests of third parties of any kind;

(b)

all of its Wattyl Shares which are transferred to Valspar under this scheme will, on the date on which they are transferred to Valspar, be fully paid (or, where those Wattyl Shares are Wattyl partly paid ordinary shares issued under the Wattyl Employees Share Scheme, partly paid to $0.20 per share); and

(c) it has full power and capacity to sell and to transfer its Wattyl Shares to Valspar.

8.4	Beneficial entitlement to Wattyl Shares

From the Implementation Date, Valspar Sub will be beneficially entitled to the Wattyl Shares transferred to it under this scheme pending registration by Wattyl of Valspar Sub in the Wattyl Share Register as the holder of the Wattyl Shares.

8.5	Authority given to Wattyl

(a)

Scheme Shareholders will be deemed to have authorised Wattyl to do and execute all acts, matters, things and documents on the part of each Scheme Shareholder necessary to implement the scheme, including executing, as agent and attorney of each Scheme Shareholder, a share transfer or transfers in relation to Scheme Shares as contemplated by clause 8.5(b).

(b)

Each Scheme Shareholder, without the need for any further act, irrevocably appoints Wattyl and all of its directors, secretaries and officers (jointly and severally) as its attorney and agent for the purpose of executing any document necessary to give effect to this scheme

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including, a proper instrument of transfer of its Scheme Shares for the purposes of section 1071B of the Corporations Act which may be a master transfer of all the Scheme Shares.

8.6	Appointment of sole proxy

Upon this scheme becoming Effective and until Wattyl registers Valspar Sub as the holder of all Wattyl Shares in the Wattyl Share Register, each Scheme Shareholder:

(a)

is deemed to have irrevocably appointed Valspar as its attorney and agent (and directed Valspar in such capacity) to appoint an officer or agent nominated by Valspar as its sole proxy and, where applicable, corporate representative to attend shareholders’ meetings of Wattyl, exercise the votes attaching to the Scheme Shares registered in its name and sign any Wattyl Shareholders’ resolutions, and no Scheme Shareholder may attend or vote at any of those meetings or sign or vote on any resolutions (whether in person, by proxy or by corporate representative) other than as pursuant to this clause 8.6(a); and

(b) must take all other actions in the capacity of a registered holder of Scheme Shares as Valspar reasonably directs.

9.	General

9.1	Stamp duty

One or the other of Valspar and Valspar Sub must (pursuant to their obligations under the Deed Poll) pay all stamp duty payable in connection with the transfer of the Scheme Shares to Valspar Sub.

9.2	Definition of ‘sending’

For the purposes of clause 5.3 the expressions ‘sending’ means, in relation to each Scheme Shareholder:

(a) sending by ordinary pre-paid post or courier to the Registered Address of that Scheme Shareholder as at the Scheme Record Date; or

(b) delivery to the Registered Address of that Scheme Shareholder as at the Scheme Record Date by any other means at no cost to the recipient.

9.3	Notices

(a)

If a notice, transfer, transmission application, direction or other communication referred to in this document is sent by post to Wattyl, it will not be taken to be received in the ordinary course of post or on a date and time other than the date and time (if any) on which it is actually received at the place where Wattyl’s Share Registry is kept.

(b)

The accidental omission to give notice of the Scheme Meeting or the non-receipt of such a notice by any Shareholder may not, unless so ordered by the Court, invalidate the Scheme Meeting or the proceedings of the Scheme Meeting.

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9.4	Governing law and jurisdiction

This scheme is governed by the laws of New South Wales. In relation to it and related non-contractual matters each party irrevocably submit to the non-exclusive jurisdiction of courts with jurisdiction there.

9.5	Further assurances

Wattyl must do anything necessary (including executing agreements and documents) to give full effect to this scheme and the transactions contemplated by it.

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Annexure B – Deed Poll

Date	2010

Deed Poll by

1.	The Valspar Corporation, incorporated in Delaware, of 901 3rd Avenue South, Minneapolis, Minnesota 55402, United States of America (Valspar); and

2.	[*] (ACN [*]), registered in Victoria, of [*], Australia (Valspar Sub).

in favour of the Scheme Shareholders.

Recitals

A	On 28 June 2010, Valspar and Wattyl entered into the Scheme Implementation Deed to provide for the implementation of the Scheme.

B	The effect of the Scheme will be to transfer all Scheme Shares to Valspar Sub in return for the Scheme Consideration.

C	Valspar and Valspar Sub enter this deed poll to covenant in favour of Scheme Shareholders to pay or procure payment of the Scheme Consideration in accordance with the Scheme.

It is declared as follows.

1.	Definitions and interpretation

1.1	Definitions

The following definitions apply unless the context requires otherwise.

Scheme Implementation Deed means the scheme implementation deed dated 28 June 2010 between Valspar and Wattyl.

Trustee means Wattyl as trustee for the Scheme Shareholders.

1.2	Terms defined in Scheme Implementation Deed

Words defined in the Scheme Implementation Deed and not in this deed poll have the same meaning in this deed poll as in the Scheme Implementation Deed unless the context requires otherwise.

1.3	Incorporation by reference

The provisions of clauses 1.2, 1.3, 1.4 and 1.5 of the Scheme Implementation Deed form part of this deed poll as if set out at length in this deed poll but with ‘deed poll’ substituted for ‘deed’ and with any reference to ‘party’ being taken to include the Scheme Shareholders.

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1.4	Nature of this deed poll

Valspar and Valspar Sub acknowledge that this deed poll may be relied on and enforced by any Scheme Shareholder in accordance with its terms even though the Scheme Shareholders are not a party to it.

2.	Conditions

2.1	Conditions

Valspar and Valspar Sub’s obligations under clause 3 are subject to all conditions precedent to the Scheme being satisfied or waived.

2.2	Termination

Valspar and Valspar Sub’s obligations under this deed poll will automatically terminate and this deed poll will be of no further force or effect if:

(a) the Scheme Implementation Deed is terminated in accordance with its terms; or

(b) the Scheme is not Effective by the End Date,

unless Wattyl and Valspar otherwise agree.

2.3	Consequences of termination

If this deed poll terminates under clause 2.2, in addition and without prejudice to any other rights, powers or remedies available to them:

(a) Valspar and Valspar Sub are released from their obligations to further perform this deed poll; and

(b) Scheme Shareholders retain the rights they have against Valspar and Valspar Sub in respect of any breach of this deed poll which occurred before it terminated.

3.	Payment of the Scheme Consideration

(a)

Subject to clause 2, Valspar and Valspar Sub undertake in favour of each Scheme Shareholder to pay or procure the payment of the Scheme Consideration to each Scheme Shareholder in accordance with the terms of the Scheme.

(b) The obligations of Valspar and Valspar Sub under paragraph (a) will be satisfied if, on or before 12 noon on the Implementation Date, one or the other:

(i)

pays or procures payment of an amount at least equal to the aggregate amount of the Scheme Consideration payable to all Scheme Shareholders under the Scheme by depositing in cleared funds in an Australian dollar denominated trust account operated by the Trustee, on trust for the Scheme Shareholders, except that any interest on the amount deposited (less bank fees and other charges) will be to Valspar’s account; and

(ii) provides Wattyl with written confirmation of that payment.

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4.	Warranties

Each of Valspar and Valspar Sub represents and warrants to each Scheme Shareholder that:

(c) (status) it is a corporation duly incorporated and validly existing under the laws of the place of its incorporation;

(d) (power) it has the power to enter into and perform its obligations under this deed poll and to carry out the transactions contemplated by this deed poll;

(e) (corporate authorisations) it has taken all necessary corporate action to authorise the entry into and performance of this deed poll and to carry out the transactions contemplated by this deed poll;

(f) (documents binding) this deed poll is its valid and binding obligation enforceable in accordance with its terms;

(g)

(solvency) it is solvent and no resolutions have been passed nor has any other step been taken or legal proceedings commenced or threatened against it for its winding up or dissolution or for the appointment of a liquidator, receiver, administrator or similar officer over any or all of its assets; and

(h) (transactions permitted) the execution and performance by it of this deed poll and each transaction contemplated under this deed poll did not and will not violate in any respect a provision of:

(i) a law or treaty or a judgment, ruling, order or decree of a Governmental Agency binding on it;

(ii) its constitution or other constituent documents; or

(iii) any other document which is binding on it or its assets.

5.	Continuing Obligations

This deed poll is irrevocable and, subject to clause 2, remains in full force and effect until Valspar and Valspar Sub have fully performed their obligations under it.

6.	Notices

Any notice, demand or other communication (a Notice) to Valspar or Valspar Sub in respect of this deed poll:

(a) must be in writing and signed by the sender or a person duly authorised by it;

(b) must be delivered to the intended recipient by prepaid post (if posted to an address in another country, by registered airmail) or by hand or fax to the address or fax number below:

to Valspar or Valspar	The Valspar Corporation
Sub:	901 3rd Avenue South
Minneapolis, Minnesota 55402
United States of America

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Attention: Rolf Engh

Executive Vice President, General Counsel

Fax No: +1 612 486 7979

Email: rengh@valspar.com

with a copy to:

Guy Alexander

Partner

Allens Arthur Robinson

Cnr Hunter and Phillip Streets

Sydney NSW 2000

Email: guy.alexander@aar.com.au; and

(c) will be conclusively taken to be duly given or made:

(i) in the case of delivery in person, when delivered;

(ii)

in the case of delivery by post, two Business Days after the date of posting (if posted to an address in the same country) or seven Business Days after the date of posting (if posted to an address in another country); and

(iii)

in the case of fax, on receipt by the sender of a transmission control report from the despatching machine showing the relevant number of pages and the correct destination fax number or name of recipient and indicating that the transmission has been made without error, but if the result is that a Notice would be taken to be given or made on a day that is not a business day in the place to which the Notice is sent or is later than 5pm (local time) it will be taken to have been duly given or made at the start of business on the next business day in that place.

7.	General Provisions

7.1	Amendment

This deed poll may be amended only by another deed poll entered into by Valspar and Valspar Sub, and then only if the amendment is agreed to by Wattyl in writing and the Court indicates that the amendment would not itself preclude approval of the Scheme.

7.2	Assignment

The rights of each Scheme Shareholder under this deed poll are personal and cannot be assigned, charged, encumbered or otherwise dealt with at law or in equity without the prior written consent of Valspar and Valspar Sub.

7.3	Counterparts

This deed poll may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument.

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7.4	Cumulative rights

The rights, powers and remedies of Valspar and Valspar Sub and each Scheme Shareholder under this deed poll are cumulative and do not exclude any other rights, powers or remedies provided by law independently of this deed poll.

7.5	Governing law and jurisdiction

This deed poll is governed by the laws of New South Wales. In relation to it and related non-contractual matters Valspar and Valspar Sub irrevocably submit to the non-exclusive jurisdiction of courts with jurisdiction there.

7.6	Further assurances

Valspar and Valspar Sub must do anything necessary (including executing agreements and documents) to give full effect to this deed and the transactions contemplated by it.

7.7	No waiver

If a Scheme Shareholder does not exercise a right arising from a breach of this deed poll at a given time, it may, unless it has waived that right in writing, exercise the right at a later point in time.

7.8	Stamp duty

Valspar and Valspar Sub must:

(a)

pay or procure the payment of all stamp duty (including fines, penalties and interest) in respect of the Scheme and this deed poll, the Scheme Implementation Deed, the performance of this deed poll, the Scheme Implementation Deed and each transaction effected by or made under the Scheme, this deed poll and the Scheme Implementation Deed; and

(b) indemnify each Scheme Shareholder against any liability arising from failure to comply with clause 7.8(a).

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Executed and delivered as a deed poll

Signed, sealed and delivered by The Valspar

Corporation through its authorised

representative in the presence of:

Authorised Representative Signature

Witness Signature	Print Name

Print Name	Position

Executed as a deed poll in accordance with

section 127 of the Corporations Act 2001 by

[Valspar Sub]:

Director Signature	Director/Secretary Signature

Print Name	Print Name

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Annexure C – Indicative Timetable

Event	Wattyl completion date
Announcement and signing of this deed	Monday, 28 June 2010
Scheme Booklet provided to ASIC	Monday, 19 July 2010
First Court hearing	Tuesday, 3 August 2010
Despatch Scheme Booklet	Friday, 6 August 2010
Deadline for receipt of proxy forms for Scheme Meeting (to approve the Scheme)	10am on Saturday, 4 September 2010
Deadline for receipt of proxy forms for Scheme Meeting (to approve the Constitution Amendment Resolution and the Employees Share Scheme Amendment Resolution)	10.30am on Monday, 6 September 2010
Time and date for determining eligibility to vote at Scheme Meetings	7pm on Monday, 6 September 2010
Scheme Meeting (to approve the Scheme)	10am on Wednesday, 8 September 2010
Scheme Meeting (to approve the Constitution Amendment Resolution and the Employees Share Scheme Amendment Resolution)	10.30am on Wednesday, 8 September 2010
Second Court hearing	Friday, 10 September 2010
Effective Date	Friday, 10 September 2010
Record Date	7pm on Friday, 17 September 2010
Implementation Date	Tuesday, 21 September 2010

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